Exhibit 23.1



                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89772) pertaining to the Boston Scientific Corporation 401(k) Savings Plan of our report dated June 3, 1997, with respect to the financial statements and schedules of the Boston Scientific Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                       /s/ Ernst & Young LLP
                                           ---------------------------------
                                           ERNST & YOUNG LLP




Boston, Massachusetts
June 25, 1997